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                                                                     Exhibit 5.1

                       [LETTERHEAD OF ALSTON&BIRD LLP]

                                 May 30, 2001

Konover Property Trust, Inc.
3434 Kildaire Farm Road, Suite 200
Raleigh, North Carolina 27606

Ladies and Gentlemen:

         This opinion letter is furnished in connection with the registration statement on Form S-8 filed by Konover Property Trust, Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof for the registration of 3,675,000 shares of common stock, $.01 par value per share, of the Company (the "Shares"). The Shares are issuable pursuant to the Konover Property Trust, Inc. 1993 Amended and Restated Employee Stock Incentive Plan, the Konover Property Trust, Inc. 1995 Outside Directors' Stock Compensation Plan and the Konover Property Trust, Inc. 1996 Restricted Stock Plan (the "Plans").

         We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares and, for the purpose of this opinion letter, have assumed such proceedings will be timely completed in the manner presently proposed.

         Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that the Shares will be validly issued, fully paid and non-assessable when the Shares have been issued and sold and the consideration received therefor by the Company in accordance with the applicable terms of the Plans.

         We hereby consent to the filing of a copy of this opinion as Exhibit
5.1 to the Registration Statement.

         Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

                                       Very truly yours,

                                       ALSTON & BIRD LLP



                                       By: /s/ Robert H. Bergdolt
                                          ----------------------------------
                                          Robert H. Bergdolt, Partner